For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la compagnie en Ontario

1288339

1

Ontario Ministry of Consumer and Commercial Relations | Ministère de la Consommation et du Commerce

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

APRIL 15 AVRIL, 1998

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

TRANS CODE
C
18

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3 Business Corporations Act, 1982

Formule numéro 3 Loi de 1982 sur les compagnies

1. The present name of the corporation is: *Dénomination sociale actuelle de la compagnie:*

DGS CAPITAL CORP.

2. The name of the corporation is changed to (if applicable): *Nouvelle dénomination sociale de la compagnie (s'il y a lieu):*

DATA GATHERING CAPITAL CORP.

3. Date of incorporation/amalgamation: *Date de la constitution ou de la fusion:*

31/03/98
(Day, Month, Year)
(jour, mois, année)

4. The articles of the corporation are amended as follows: *Les statuts de la compagnie sont modifiés de la façon suivante:*

that the name of the Corporation is changed from DGS Capital Corp. to Data Gathering Capital Corp.

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément à l'article 167 et, s'il y a lieu, à l'article 169 de la Loi sur les compagnies.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (le cas échéant) de la compagnie ont approuvé la résolution autorisant la modification

14/04/98
(Day, Month, Year)
(jour, mois, année)

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

DGS Capital Corp.
(Name of Corporation)
(Dénomination sociale de la compagnie)

By/Par: ____________________ DIRECTOR
(Signature) (Description of Office)
(Signature) (Fonction)